Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Donald E. Brown, Joseph W. Mulpas and Shawn Anderson or any one of them his true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the Registration Statement on Form S-1 of NiSource, Inc., a Delaware corporation (File No. 333-224874) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Dated: October 31, 2018

/s/ Theodore H. Bunting, Jr
Theodore H. Bunting, Jr
Director